Exhibit 3.1
Registration No. 40671
FORM NO. 7a
BERMUDA
CERTIFICATE OF DEPOSIT OF
MEMORANDUM OF INCREASE OF SHARE CAPITAL
THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
Invesco Ltd.
was delivered to the Registrar of Companies on the 4th day of December, 2007 in accordance with section 45(3) of the Companies Act 1981 (“the Act”).

(SEAL)	Given under my hand and Seal of the REGISTRAR OF COMPANIES this 7th day of December, 2007 for Registrar of Companies

Capital prior to increase:	US$ 10.00

Amount of increase:	US$ 213,999,990.00

Present Capital:	US$ 214,000,000.00

FORM NO. 7
THE COMPANIES ACT 1981
MEMORANDUM OF INCREASE OF SHARE CAPITAL
OF
Invesco Ltd.

(hereinafter referred to as “the Company”)
     DEPOSITED in the office of the Registrar of Companies on the 3 December 2007, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Authorized Share Capital of the Company	US$10

Increase of Share Capital as authorized
by a written resolution adopted by the sole	US$213,999,990
shareholder of the Company on the 3
day of December , 2007

AUTHORIZED SHARE CAPITAL AS INCREASED	US$214,000,000

DATED THIS 3 day of December, 2007.

NOTE:	This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

Registration No. 40671
FORM NO. 6
BERMUDA
CERTIFICATE OF INCORPORATION
I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 12th day of September, 2007
Invesco Ltd.
was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

(SEAL)	Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 13th day of September, 2007 for Acting Registrar of Companies

FORM No. 2
BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
Section 7(1) and (2)
MEMORANDUM OF ASSOCIATION
OF
Invesco Ltd.

(hereinafter referred to as “the Company”)
1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.
2.	We, the undersigned, namely,

Name and Address	Bermudian	Nationality	Number of
	Status		Shares
	(Yes or No)		Subscribed
Sarah Moule
Canon’s Court, 22 Victoria Street
Hamilton HM 12, Bermuda	No	British	1

Ruby L. Rawlins
Canon’s Court, 22 Victoria Street
Hamilton HM 12, Bermuda	Yes	British	1

Donna S Outerbridge
Canon’s Court, 22 Victoria Street
Hamilton HM 12, Bermuda	Yes	British	1

Patricia L Pacheco
Canon’s Court, 22 Victoria Street
Hamilton HM 12, Bermuda	Yes	British	1
do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an Exempted Company as defined by the Companies Act 1981.
4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___in all, including the following parcels:- Not Applicable.
5.	The authorized share capital of the Company is US$10.00 divided into 100 shares of par value US$0.10 each.
6.	The objects for which the Company is formed and incorporated are unrestricted:- As set forth in paragraphs (b) to (u) inclusive of the Second Schedule to the Companies Act 1981.
7.	The following are provisions regarding the powers of the Company:-
(i)	Has the powers of a natural person;

(ii)	Subject to the provisions of Section 42 of the Companies Act 1981, has the power to issue preference shares which at the option of the holders thereof are to be liable to be redeemed;

(iii)	Has the power to purchase its own shares in accordance with the provisions of Section 42A of the Companies Act 1981;

(iv)	Has the power to acquire its own shares to be held as treasury shares in accordance with the provisions of Section 42B of the Companies Act 1981.

FORM No. 2
Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

/s/ Sarah Moule	Kentesha Tweed

/s/ Ruby L. Rawlins	Kentesha Tweed

/s/ Donna Outerbridge	Kentesha Tweed

/s/ Patricia Pacheco (Subscribers)	Kentesha Tweed (Witnesses)
Subscribed this 12th                                                  day of September 2007